                                                                   EXHIBIT 99.8

   THIS BLUE FORM OF REDEMPTION SHOULD BE COMPLETED BY THE DEPOSITORY TRUST COMPANY PARTICIPANT (THE "DTC PARTICIPANT") THAT HOLDS THE NOTES TO BE REDEEMED. TO BE EFFECTIVE, THIS FORM OF REDEMPTION AND THE APPLICABLE REDEMPTION CERTIFICATION(S) MUST BE RECEIVED BY THE REDEMPTION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE 80TH DAY FOLLOWING THE CLOSING DATE (THE "REDEMPTION DEADLINE"). IN ADDITION, THE NOTES TO BE REDEEMED MUST BE TRANSFERRED TO THE REDEMPTION AGENT'S ACCOUNT ON THE 90TH DAY FOLLOWING THE CLOSING DATE. ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION, DATED AS OF FEBRUARY 13, 2002 (AS AMENDED, THE "MERGER AGREEMENT"), BY AND AMONG FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS ("FIRST UNION"), GOTHAM GOLF CORP. ("GOTHAM GOLF CORP"), SOUTHWEST SHOPPING CENTERS CO. II, L.L.C. ("SOUTHWEST SHOPPING CENTERS") AND CERTAIN OTHER PARTIES.

                              FORM OF REDEMPTION

      TO ACCOMPANY THE REDEMPTION CERTIFICATION(S) FOR THE REDEMPTION OF
                      THE 11% NOTES, DUE MAY 31, 2010 OF

                   SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY AND DELIVER TO:
                  THE BANK OF NEW YORK, THE REDEMPTION AGENT

            BY MAIL:                          BY HAND:                   BY OVERNIGHT COURIER:
      The Bank of New York              The Bank of New York              The Bank of New York
       101 Barclay Street                101 Barclay Street                101 Barclay Street
            Floor 7E                         Main Floor                         Floor 7E
       New York, NY 10286              Corporate Trust Window              New York, NY 10286
       Attn: Mr. Kin Lau                 Attn: Mr. Kin Lau                 Attn: Mr. Kin Lau
 Corporate Trust Reorganization    Corporate Trust Reorganization    Corporate Trust Reorganization

      FACSIMILE TRANSMISSION: (212) 815-3750 (ELIGIBLE INSTITUTIONS ONLY)

FOR FURTHER INFORMATION: call D.F. King & Co., the information agent, at (888)
                             414-5566 (toll free)

                     DESCRIPTION OF NOTES TO BE REDEEMED
      -------------------------------------------------------------------
         AGGREGATE PRINCIPAL AMOUNT         NAME OF DTC PARTICIPANT
        OF THE NOTES TO BE REDEEMED:    THROUGH WHICH THE NOTES ARE HELD:

             ------------------                ------------------

                                            DTC PARTICIPANT NUMBER:

                                               ------------------
      -------------------------------------------------------------------
       NAMES(S) OF BENEFICIAL HOLDERS    AGGREGATE PRINCIPAL AMOUNT OF
            SUBMITTING REDEMPTION         NOTES TO BE REDEEMED BY THE
              CERTIFICATION(S)          BENEFICIAL HOLDER(S) SUBMITTING
                                          REDEMPTION CERTIFICATION(S)
      -------------------------------------------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                         Total Aggregate Principal Amount
                                         of Notes To Be Redeemed:
                                        ---------------------------------

   The undersigned hereby irrevocably exercises its right to have redeemed the aggregate principal amount of notes specified above on the 90/th/ day after the Closing Date, at a redemption price equal to 60.91% of the aggregate principal amount of the notes, without interest, upon the terms and subject to the conditions set forth in the merger agreement and the Indenture (the "Indenture"), among Southwest Shopping Centers, The Bank of New York, as trustee, Archon Group, L.P., as servicer, and Archon Group, L.P., as special servicer. The undersigned acknowledges that, in order for the undersigned's notes to be redeemed, validly executed Redemption Certification(s) for such notes must be attached to this Form of Redemption.

   The undersigned hereby acknowledges receipt of the proxy statement-prospectus related to the proposed transaction among First Union, Southwest Shopping Centers, Gotham Golf Corp and certain other parties, and agrees that the redemption of its notes are subject to the terms and conditions of the merger agreement, the proxy statement-prospectus and the Indenture. The undersigned hereby irrevocably appoints the redemption agent as agent of the undersigned, to effect the redemption pursuant to the merger agreement and the Indenture. The undersigned hereby authorizes and instructs the redemption agent to deliver the notes properly redeemed to the appropriate party, and to receive on the undersigned's behalf, in exchange for the notes properly redeemed, any check issuable to the undersigned. All authority conferred or agreed to be conferred in this Form of Redemption is binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and is not affected by, and survives, the death or incapacity of the undersigned.


          Aggregate Principal Amount
          of Notes to Be Redeemed:

          -----------------------------------------------------------

          Name(s) of the Undersigned:

          -----------------------------------------------------------
                                 PLEASE PRINT

          DTC Participant Number:

          -----------------------------------------------------------

          DTC Participant Account Number to Which Payment Should Be
            Sent:

          -----------------------------------------------------------

          Address(es) of the Undersigned:

          -----------------------------------------------------------

          -----------------------------------------------------------

          -----------------------------------------------------------
                                                             ZIP CODE

          Area Code and Telephone No.:

          -----------------------------------------------------------

                           DTC PARTICIPANT SIGN HERE

  This Form of Redemption must be signed by the DTC Participant that holds the notes to be redeemed. If the notes to be redeemed were issued in the merger pursuant to a Form of Election and Letter of Transmittal completed by a DTC Participant, the Form of Redemption must be completed by the same DTC Participant, and the signature below must conform to that on the Form of Election and Letter of Transmittal that was submitted to receive such notes.

  Any payment will be issued only in the name of the person(s) submitting this Form of Redemption.

  --------------------------------------------------------------------------
                          (SIGNATURE(S) OF OWNER(S))

  Dated:

  ________________, 200____

  --------------------------------------------------------------------------
              SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER

                                 INSTRUCTIONS

PLEASE READ THE PROXY STATEMENT-PROSPECTUS AND THE REST OF THIS FORM OF
            REDEMPTION PRIOR TO COMPLETING THIS FORM OF REDEMPTION.

   To be effective, this Form of Redemption must be received, together with the applicable Redemption Certification(s), by the redemption agent no later than 5:00 p.m., New York City time, on the 80/th/ day following the Closing Date (the "redemption deadline").

   A holder that validly elects to redeem such holder's notes will not receive any payment for the redeemed notes until confirmation of a book-entry transfer of the notes at DTC is received by the redemption agent, together with any other documents that the redemption agent may require, and until the same are processed for exchange by the redemption agent. No interest will accrue on the cash consideration to be issued to a holder.

1. TIMING AND DELIVERY OF FORMS AND NOTES

   This Form of Redemption should be completed by the DTC participant through which the notes to be redeemed are held. In order for the notes specified on the first page of this Form of Redemption to be redeemed, the redemption agent must receive, prior to the redemption deadline, at one of the addresses set forth on the front of this Form of Redemption (1) this Form of Redemption, properly completed and executed, and (2) the Redemption Certification(s) for the notes to be redeemed pursuant to this Form of Redemption. In addition, on the 90/th/ day after the Closing Date, the notes specified on the Form of Redemption must be transferred to the redemption agent's account, entitled "SW SHOPPING CENTERS REDEMPTION RIGHT AC," with a DTC participant number of 901, a TAS account number of 351120, an institution number of 26682 and an agent number of 26500. The notes must be transferred through a "delivery versus payment" trade to be settled on the 90th day after the Closing Date, and the DTC participant executing the transfer shall be fully responsible for the validity of the transfer. Upon receipt of the notes and the satisfaction of all conditions for the valid redemption of those notes, the redemption agent will provide payment to the DTC participant completing this form through a "receipt versus payment" trade in accordance with the instructions set forth herein.

2. CERTIFICATIONS

   The DTC participant completing this form must submit with this Form of Redemption the Redemption Certification(s), properly completed and executed, for the notes to be redeemed pursuant to this Form of Redemption. Moreover, if the DTC participant completing this form is a nominee for a beneficial owner, then, at the request of Southwest Shopping Centers (or the designee of Southwest Shopping Centers receiving the redeemed notes), the DTC participant completing this form must certify to the satisfaction of Southwest Shopping Centers or Southwest Shopping Centers's designee, as applicable, that the DTC participant holds those notes as nominee for the beneficial owner(s) thereof.

3. GUARANTEE OF SIGNATURES

   No signature guarantee is required on this Form of Redemption if this Form of Redemption is signed by the holder(s) who signed the Form and Election and Letter of Transmittal pursuant to which the notes were purchased. IN ALL OTHER CASES, ALL SIGNATURES ON THIS FORM OF REDEMPTION MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

4. SIGNATURES ON FORM OF REDEMPTION

   This Form of Redemption must be signed by the DTC Participant that holds the notes to be redeemed.

      The signature on this form must conform to that on the Form of Election and Letter of Transmittal that was submitted to receive the notes to be redeemed.

5. PAYMENT

   On the 90/th/ day after the Closing Date, after all of the conditions for the valid redemption of notes are fulfilled, the redemption agent will provide payment for the redeemed notes through a "receipt versus payment" trade in accordance with the instructions set forth in this Form of Redemption. If the DTC participant completing this form is acting as nominee for a beneficial holder of the notes, such participant is responsible for forwarding the appropriate payment for the redeemed notes to such beneficial holder.

6. INADEQUATE SPACE

   If there is inadequate space to complete any box or to sign this Form of Redemption, the information or signatures required to be provided must be set forth on additional sheets substantially in the form of the corresponding portion of this Form of Redemption and attached to this Form of Redemption.

7. METHOD OF DELIVERY

   The method of delivery of all documents (including this Form of Redemption and the Redemption Certificate(s)), as well as the transfer of the notes to the redemption agent's account, is at the option and risk of the DTC participant holding the notes to be redeemed. If delivery of documents is by mail, the use of registered mail, with return receipt requested, properly insured, is strongly recommended. You should allow sufficient time to ensure delivery to the redemption agent to permit your Form of Redemption and Redemption Certificate(s) to be received prior to the redemption deadline. It is suggested that this Form of Redemption and Redemption Certificate(s) be hand delivered or mailed to the redemption agent as soon as possible after the beneficial holder of the notes elects to have his or her notes redeemed. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the redemption agent. COMPLETED FORMS OF REDEMPTION AND REDEMPTION CERTIFICATIONS SHOULD BE MAILED OR DELIVERED TO THE REDEMPTION AGENT AND NOT TO SOUTHWEST SHOPPING CENTERS.

8. CONSTRUCTION

   All redemptions will be considered in accordance with the terms and conditions of the merger agreement and the Indenture.

   All questions with respect to this Form of Redemption and Redemption Certifications (including, without limitation, questions relating to the timeliness and effectiveness of any redemption) will be resolved by Southwest Shopping Centers, in its sole discretion, and such resolution will be final and binding.

   With the consent of Southwest Shopping Centers, the redemption agent may (but is not required to) waive any immaterial defects or variances in the manner in which the Form of Redemption or Redemption Certification has been completed and submitted so long as the intent of the holder of the notes submitting the Form of Redemption or Redemption Certification is reasonably clear. Neither the redemption agent, Southwest Shopping Centers nor the designee of Southwest Shopping Centers is under any obligation to provide notification of any defects in the surrender of any forms or certifications, nor shall the redemption agent, Southwest Shopping Centers or the designee of Southwest Shopping Centers be liable for any failure to give any such notification.

9. QUESTIONS AND REQUESTS FOR INFORMATION

   Questions and requests for information or assistance may be directed to the information agent at its respective address and telephone numbers below. Additional copies of the proxy statement-prospectus, this Form of Redemption and other materials may be obtained from the information agent as set forth below.

                           The Information Agent is:

                             D.F. KING & CO., INC.
                                77 Water Street
                                 20/th/ Floor
                              New York, NY 10005
            Banks and Brokerage Firms, Please Call: (212) 269-5550
                  All Others, Call Toll-Free: (888) 414-5566